Exhibit 10.2

SECURED CONVERTIBLE PROMISSORY NOTE
AMENDMENT 1

This Amendment (the "Amendment”) is to amend the following terms and conditions of the Secured Convertible Promissory Note dated December 10, 2012, (the “Note”) by and between Location Based Technologies, Inc., a Nevada corporation (the "Company"), and ECPC Capital II, LLC (the “Lender”) (each a, “Party” both are, “Parties”).

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTC Market under the symbol LBAS; and

WHEREAS, on December 10, 2012, the Company entered into a Secured Convertible Promissory Note with the Lender in which the Lender may invest capital in the Company of up to One Million Dollars ($1,000,000) in the form of secured convertible debt;

WHEREAS, the Parties desire to amend the Note:

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements of the services rendered by the Lender to the Company, the following terms and conditions hereinafter set forth shall apply, and the parties hereto covenant and agree as follows:

 Subsection 1(a) of Section 1 titled, “Terms of Repayment and Conversion”, shall be and is hereby amended as follows:

a.

Upon the execution and delivery of this Note, the Holder shall disburse to the Borrower the sum of up to $1,000,000; the amount actually received by the Borrower shall be the principal amount. All amounts outstanding under this Note shall mature and become due and payable on Monday, July 30th, 2013 (the "Maturity Date"), subject to any prior payment required by this Note. At the Maturity Date, or during the Term, the The Lender shall have the right but not the obligation to convert the loan principal for up to One Million Dollars ($1,000,000), plus interest, of the Company's common stock at a price of $0.20 per share (the “Conversion Price”). The conversions shall be affected when the Lender gives the notice to the Company in writing of its intent to convert all or part of the Note prior to the maturity date of the Note.

All other terms and conditions of the Note shall remain unchanged.

{Signature Page to Follow}

IN WITNESS WHEREOF, this amendment to the Note has been executed this 28th day of January, 2013, but shall be effective for all purposes as of December 10, 2013.

Borrower:

LOCATION BASED TECHNOLOGIES, INC.

By:
David M. Morse
CEO

Date: January 29, 2013

Lender:

ECPC Capital II, LLC

By:
Alfred G. Allen, III, Manager

Date: January 29, 2013

Exhibit A

Notice of Conversion

The undersigned herby elects to convert $___________ of the principal and all of the accrued interest on the principal of the Promissory Note issued by Location Based Technologies, Inc., on ___________, 201_ being converted into shares of Common Stock of Location Based Technologies, Inc. according to the conditions set forth in such Note, as the date written below.

Date of Conversion: ____________________

Conversion Price: $__0.20_____

Shares To Be Delivered: ________________

ECPC Capital II, LLC

Signature: ___________________________

Printed Name: Alfred G. Allen, III, Manager (the “Holder”)

Name on the Certificate (if different from above): ECPC Capital II, LLC

Mailing Address:	P. O. Box 930 Graham, TX 76450 ______________________